Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2021 THIRD QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, October 28, 2021-- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the third quarter ended September 30, 2021, as follows:

	Three Months Ended
	September 30,
	2021	2020

	(unaudited)
Net income available to common stockholders	$10,909	$12,114
Diluted earnings per common share	$0.28	$0.31
NAREIT funds from operations (“FFO”) attributable to common stockholders	$17,669	$22,791
NAREIT diluted FFO per common share	$0.45	$0.58
FFO attributable to common stockholders, excluding non-recurring items	$21,564	$27,890
Fund available for distribution (“FAD”)	$18,373	$28,188
FAD, excluding non-recurring items	$22,268	$27,815

Third quarter 2021 results were impacted by:

•	Lower rental income due to unpaid lease obligation from Senior Care Centers, LLC (“Senior Care”) and Senior Care’s parent company, Abri Health Services, LLC (“Abri Health”), Senior Lifestyle Corporation’s (“Senior Lifestyle”) non-payment of rent, abated and deferred rent, and the sale of a skilled nursing center in Washington, as discussed below. The decrease was partially offset by:

o	Increased rental income due to a $5.5 million write-off of straight-line rent receivable balances in the third quarter of 2020;

o	Increased rental income as a result of re-leasing 18 properties previously leased to Senior Lifestyle; and

o	Increased rental income from completed developments projects, an increase in property tax revenue, annual rent escalations, capital improvement funding and higher rent from Anthem Memory Care.

•	Lower interest expense primarily due to scheduled principal paydowns and lower interest rates;

•	Higher transaction costs due to the previously announced Senior Care and Abri Health settlement and related fees, as described below;

•	Net gain on sale of $2.7 million resulting from the sale of a skilled nursing center in Washington and quarterly evaluation of prior years’ sale holdbacks; and

•	An impairment loss of $941,000 in the 2020 third quarter related to a closed assisted living community in Florida which was sold in the first quarter of 2021, and $373,000 in insurance proceeds received for damage related to a property sold in the first quarter of 2020.

As previously announced, during the third quarter of 2021, LTC completed the following:

•	Originated a $1.8 million mortgage loan secured by a parcel of land for the future development of a post-acute skilled nursing center in Missouri, to be operated by an affiliate of Ignite. The mortgage loan term is one year;

•	Originated a $4.4 million mezzanine loan for the refinance of an independent living community in Oregon with a regional operator new to LTC. The mezzanine loan term is three years, with two 12-month extension options;

•	Transitioned six assisted living communities previously operated by Senior Lifestyle as follows:

o	An assisted living community in Wisconsin to an operator new to LTC under a 10-year lease with three five-year renewal terms. Cash rent under the new master lease is $920,000 in the first lease year, $1.2 million in the second lease year, and $1.3 million in the third lease year, escalating 2% annually thereafter;

o	Two assisted living communities in Pennsylvania to an existing LTC operator under a two-year lease with zero cash rent for the first three months, after which cash rent will be based on mutually agreed upon fair market rent; and

o	Three assisted living communities in Nebraska to an existing LTC operator under a two-year lease with zero cash rent for the first three months, after which cash rent will be based on mutually agreed upon fair market rent.

•	Sold a skilled nursing center in Washington for $7.7 million. LTC received proceeds of $7.1 million and recognized a gain on sale of $2.6 million; and

•	Entered into a settlement agreement with Senior Care and Abri Health, (collectively, the “Lessee”) which was approved by the United States Bankruptcy Court. The settlement provides for a one-time payment of $3.25 million from LTC to the affiliates of the Lessee in exchange for cooperation and assistance in facilitating an orderly transition of 11 skilled nursing centers from the Lessee to affiliates of HMG Healthcare, LLC (“HMG”). The settlement payment and transition occurred subsequent to September 30, 2021. See below for additional information regarding to the transition.

Subsequent to September 30, 2021, LTC completed the following:

•	As previously announced, funded a $27.0 million mortgage loan secured by a skilled nursing center in Louisiana with a regional operator new to LTC. The mortgage loan has a three-year term, with one 12-month extension option;

•	As previously announced, funded a $12.5 million mortgage loan secured by an assisted living and memory care community in Florida operated by a regional operator new to LTC. The mortgage loan term is approximately four years and includes an additional $4.2 million loan commitment for the construction of a memory care addition to the property to be funded at a later date subject to satisfaction of various conditions;

•	As previously announced, transitioned 11 properties formerly leased to Senior Care and Abri Health to HMG under a one-year master lease with rent based on cash flows, and payment subject to a deferral of up to six months. LTC and HMG intend to add these 11 properties to a master lease currently existing between them after establishing a stabilized rent rate during the first lease year. LTC also provided HMG a $25 million secured working capital loan maturing in September 2022; and

•	Provided $438,000 of deferred rent and $240,000 of abated rent in October 2021. LTC has agreed to provide rent deferrals up to $441,000 and abatements up to $240,000 for each of November and December 2021.

Conference Call Information

LTC will conduct a conference call on Friday, October 29, 2021, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended September 30, 2021. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	1-844-200-6205
Canada Toll-Free Number	1-833-950-0062
Conference Access Code	404243

Additionally, an audio replay of the call will be available one hour after the live call and through November 12, 2021 via the following:

USA Toll-Free Number	1-866-813-9430
International Toll-Free Number	+44 204 525 0658
Conference Number	031280

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC owns or holds first mortgages on 177 properties in 27 states with 33 operating partners. Based on its gross real estate investments, LTC’s portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Rental income	$29,320	$30,010	$91,097	$88,320
Interest income from mortgage loans	7,924	7,890	23,779	23,487
Interest and other income	228	273	1,005	1,257
Total revenues	37,472	38,173	115,881	113,064

Expenses:
Interest expense	6,610	7,361	20,442	22,617
Depreciation and amortization	9,462	9,766	28,847	29,232
Impairment charges	—	941	—	941
Provision (recovery) for credit losses	68	(2)	59	(1)
Transaction costs	4,046	63	4,271	197
Property tax expense	3,932	3,351	11,713	11,685
General and administrative expenses	5,318	4,814	15,688	14,494
Total expenses	29,436	26,294	81,020	79,165

Other operating income:
Gain on sale of real estate, net	2,702	30	7,392	44,073
Operating income	10,738	11,909	42,253	77,972
Gain from property insurance proceeds	—	373	—	373
Loss on unconsolidated joint ventures	—	—	—	(620)
Income from unconsolidated joint ventures	376	56	1,041	287
Net income	11,114	12,338	43,294	78,012
Income allocated to non-controlling interests	(92)	(121)	(271)	(292)
Net income attributable to LTC Properties, Inc.	11,022	12,217	43,023	77,720
Income allocated to participating securities	(113)	(103)	(346)	(339)
Net income available to common stockholders	$10,909	$12,114	$42,677	$77,381

Earnings per common share:
Basic	$0.28	$0.31	$1.09	$1.97
Diluted	$0.28	$0.31	$1.09	$1.97

Weighted average shares used to calculate earnings per common share:
Basic	39,177	39,061	39,149	39,218
Diluted	39,177	39,112	39,149	39,269

Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020		2021	2020
GAAP net income available to common stockholders	$10,909	$12,114		$42,677	$77,381
Add: Impairment charge	—	941		—	941
Add: Depreciation and amortization	9,462	9,766		28,847	29,232
Add: Loss on unconsolidated joint ventures	—	—		—	620
Less: Gain on sale of real estate, net	(2,702)	(30)		(7,392)	(44,073)
NAREIT FFO attributable to common stockholders	17,669	22,791		64,132	64,101

Add: Non-recurring items	3,895 (1)	5,099	(4)	4,653 (6)	22,841	(9)
FFO attributable to common stockholders, excluding non-recurring items	$21,564	$27,890		$68,785	$86,942

NAREIT FFO attributable to common stockholders	$17,669	$22,791		$64,132	$64,101
Non-cash income:
Add/(Less): Straight-line rental income	44	(228)		(619)	(1,701)
Add: Amortization of lease costs	158	108		386	502	(7)
Add: Other non-cash expense	—	5,472	(2)	758 (5)	23,029	(8)
Less: Effective interest income from mortgage loans	(1,473)	(1,570)		(4,700)	(4,648)
Net non-cash income	(1,271)	3,782		(4,175)	17,182

Non-cash expense:
Add: Non-cash compensation charges	1,975	1,692		5,785	5,231
Less: Capitalized interest	—	(77)		—	(354)
Net non-cash expense	1,975	1,615		5,785	4,877

Funds available for distribution (FAD)	$18,373	$28,188		$65,742	$86,160

Less: Non-recurring income	3,895 (1)	(373	)(3)	3,895 (1)	(373	)(3)
Funds available for distribution (FAD), excluding non-recurring items	$22,268	$27,815		$69,637	$85,787

(1) Represents the Senior Care and Abri Health settlement and related fees ($3,895).
(2) Represents the write-off of straight-line rent receivable related to Genesis and another operator ($5,472).
(3) Represents the gain from insurance proceeds related to a previously sold property ($373).
(4) Represents the net of (2) and (3) from above.
(5) Represents a straight-line rent receivable write-off ($758).
(6) Represents the sum of (1) and (5) from above.
(7) Includes the Senior Lifestyle lease incentives receivable write-off of $185.
(8) Represents the Senior Lifestyle straight-line rent receivable write-off ($17,557) and (2) from above.
(9) Represents the sum of (7) and (8) offset by (3) from above.

NAREIT Basic FFO attributable to common stockholders per share	$0.45	$0.58		$1.64	$1.63
NAREIT Diluted FFO attributable to common stockholders per share	$0.45	$0.58		$1.64	$1.63

NAREIT Diluted FFO attributable to common stockholders	$17,669	$22,894		$64,132	$64,101
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,177	39,293		39,149	39,269

Diluted FFO attributable to common stockholders, excluding non-recurring items	$21,564	$27,993		$69,131	$87,281
Weighted average shares used to calculate diluted FFO, excluding
non-recurring items, per share attributable to common stockholders	39,177	39,293		39,346	39,441

Diluted FAD, excluding non-recurring items	$22,268	$27,918		$69,983	$86,126

Weighted average shares used to calculate diluted FAD per share	39,177	39,293		39,346	39,441

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	September 30, 2021	December 31, 2020
ASSETS	(unaudited)	(audited)
Investments:
Land	$123,239	$127,774
Buildings and improvements	1,283,859	1,324,227
Accumulated depreciation and amortization	(365,182)	(349,643)
Real property investments, net	1,041,916	1,102,358
Mortgage loans receivable, net of loan loss reserve: 2021—$2,608; 2020—$2,592	258,829	257,251
Real estate investments, net	1,300,745	1,359,609
Notes receivable, net of loan loss reserve: 2021—$189; 2020—$146	18,675	14,465
Investments in unconsolidated joint ventures	19,340	11,340
Investments, net	1,338,760	1,385,414

Other assets:
Cash and cash equivalents	45,459	7,772
Debt issue costs related to bank borrowings	688	1,324
Interest receivable	37,476	32,746
Straight-line rent receivable	24,298	24,452
Lease incentives	2,726	2,462
Prepaid expenses and other assets	3,681	5,316
Total assets	$1,453,088	$1,459,486

LIABILITIES
Bank borrowings	$134,400	$89,900
Senior unsecured notes, net of debt issue costs: 2021—$551; 2020—$658	527,429	559,482
Accrued interest	3,172	4,216
Accrued expenses and other liabilities	35,157	30,082
Total liabilities	700,158	683,680

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2021—39,374; 2020—39,242	394	392
Capital in excess of par value	854,921	852,780
Cumulative net income	1,431,798	1,388,775
Cumulative distributions	(1,542,596)	(1,474,545)
Total LTC Properties, Inc. stockholders’ equity	744,517	767,402
Non-controlling interests	8,413	8,404
Total equity	752,930	775,806
Total liabilities and equity	$1,453,088	$1,459,486